Exhibit 99.1

Apple Reports Second Quarter Results

Total Revenue Grows, Services Revenue Reaches New All-Time High of $13.3 Billion

CUPERTINO, California — April 30, 2020 — Apple® today announced financial results for its fiscal 2020 second quarter ended March 28, 2020. The Company posted quarterly revenue of $58.3 billion, an increase of 1 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.55, up 4 percent. International sales accounted for 62 percent of the quarter’s revenue.

“Despite COVID-19’s unprecedented global impact, we’re proud to report that Apple grew for the quarter, driven by an all-time record in Services and a quarterly record for Wearables,” said Tim Cook, Apple’s CEO. “In this difficult environment, our users are depending on Apple products in renewed ways to stay connected, informed, creative, and productive. We feel motivated and inspired to not only keep meeting these needs in innovative ways, but to continue giving back to support the global response, from the tens of millions of face masks and custom-built face shields we’ve sent to medical professionals around the world, to the millions we’ve donated to organizations like Global Citizen and America’s Food Fund.”

“We are proud of our Apple teams around the world and how resilient our business and financial performance has been during these challenging times,” said Luca Maestri, Apple’s CFO. “Our active installed base of devices reached an all-time high in all of our geographic segments and all major product categories. We also generated operating cash flow of $13.3 billion during the quarter, up $2.2 billion over a year ago. We are confident in our future and continue to make significant investments in all areas of our business to enrich our customers’ lives and support our long-term plans — including our five-year commitment to contribute $350 billion to the United States economy.”

Apple’s board of directors has declared a cash dividend of $0.82 per share of the Company’s common stock, an increase of 6 percent. The dividend is payable on May 14, 2020 to shareholders of record as of the close of business on May 11, 2020. The board of directors has also authorized an increase of $50 billion to the existing share repurchase program.

Apple will provide live streaming of its Q2 2020 financial results conference call beginning at 2:00 p.m. PT on April 30, 2020 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic; anticipated revenue, gross margin, operating expenses, other income/(expense), and tax rate; and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet Quayle
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2020 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net sales:
Products	$44,965	$46,565	$124,069	$120,000
Services	13,348	11,450	26,063	22,325
Total net sales (1)	58,313	58,015	150,132	142,325
Cost of sales:
Products	31,321	32,047	83,396	80,285
Services	4,622	4,147	9,149	8,188
Total cost of sales	35,943	36,194	92,545	88,473
Gross margin	22,370	21,821	57,587	53,852

Operating expenses:
Research and development	4,565	3,948	9,016	7,850
Selling, general and administrative	4,952	4,458	10,149	9,241
Total operating expenses	9,517	8,406	19,165	17,091

Operating income	12,853	13,415	38,422	36,761
Other income/(expense), net	282	378	631	938
Income before provision for income taxes	13,135	13,793	39,053	37,699
Provision for income taxes	1,886	2,232	5,568	6,173
Net income	$11,249	$11,561	$33,485	$31,526

Earnings per share:
Basic	$2.58	$2.47	$7.63	$6.70
Diluted	$2.55	$2.46	$7.56	$6.66
Shares used in computing earnings per share:
Basic	4,360,101	4,674,071	4,387,570	4,704,945
Diluted	4,404,691	4,700,646	4,429,648	4,736,949

(1) Net sales by reportable segment:
Americas	$25,473	$25,596	$66,840	$62,536
Europe	14,294	13,054	37,567	33,417
Greater China	9,455	10,218	23,033	23,387
Japan	5,206	5,532	11,429	12,442
Rest of Asia Pacific	3,885	3,615	11,263	10,543
Total net sales	$58,313	$58,015	$150,132	$142,325

(1) Net sales by category:
iPhone	$28,962	$31,051	$84,919	$83,033
Mac	5,351	5,513	12,511	12,929
iPad	4,368	4,872	10,345	11,601
Wearables, Home and Accessories	6,284	5,129	16,294	12,437
Services	13,348	11,450	26,063	22,325
Total net sales	$58,313	$58,015	$150,132	$142,325

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	March 28, 2020	September 28, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$40,174	$48,844
Marketable securities	53,877	51,713
Accounts receivable, net	15,722	22,926
Inventories	3,334	4,106
Vendor non-trade receivables	14,955	22,878
Other current assets	15,691	12,352
Total current assets	143,753	162,819

Non-current assets:
Marketable securities	98,793	105,341
Property, plant and equipment, net	35,889	37,378
Other non-current assets	41,965	32,978
Total non-current assets	176,647	175,697
Total assets	$320,400	$338,516

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$32,421	$46,236
Other current liabilities	37,324	37,720
Deferred revenue	5,928	5,522
Commercial paper and repurchase agreement	10,029	5,980
Term debt	10,392	10,260
Total current liabilities	96,094	105,718

Non-current liabilities:
Term debt	89,086	91,807
Other non-current liabilities	56,795	50,503
Total non-current liabilities	145,881	142,310
Total liabilities	241,975	248,028

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,323,987 and 4,443,236 shares issued and outstanding, respectively	48,032	45,174
Retained earnings	33,182	45,898
Accumulated other comprehensive income/(loss)	(2,789)	(584)
Total shareholders’ equity	78,425	90,488
Total liabilities and shareholders’ equity	$320,400	$338,516

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 28, 2020	March 30, 2019
Cash, cash equivalents and restricted cash, beginning balances	$50,224	$25,913
Operating activities:
Net income	33,485	31,526
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,602	6,435
Share-based compensation expense	3,407	3,073
Deferred income tax benefit	(651)	(124)
Other	(259)	(215)
Changes in operating assets and liabilities:
Accounts receivable, net	7,284	8,094
Inventories	699	(1,006)
Vendor non-trade receivables	7,923	14,616
Other current and non-current assets	(8,866)	(717)
Accounts payable	(13,520)	(20,024)
Deferred revenue	1,223	(540)
Other current and non-current liabilities	7,500	(3,273)
Cash generated by operating activities	43,827	37,845
Investing activities:
Purchases of marketable securities	(66,489)	(13,854)
Proceeds from maturities of marketable securities	39,738	16,880
Proceeds from sales of marketable securities	27,762	22,635
Payments for acquisition of property, plant and equipment	(3,960)	(5,718)
Payments made in connection with business acquisitions, net	(1,134)	(291)
Purchases of non-marketable securities	(146)	(490)
Other	(426)	30
Cash generated by/(used in) investing activities	(4,655)	19,192
Financing activities:
Proceeds from issuance of common stock	430	390
Payments for taxes related to net share settlement of equity awards	(1,566)	(1,427)
Payments for dividends and dividend equivalents	(6,914)	(7,011)
Repurchases of common stock	(39,280)	(32,498)
Proceeds from issuance of term debt, net	2,210	—
Repayments of term debt	(5,250)	(2,500)
Proceeds from/(Repayments of) commercial paper, net	1,518	(36)
Proceeds from repurchase agreement	2,556	—
Other	(51)	(51)
Cash used in financing activities	(46,347)	(43,133)
Increase/(Decrease) in cash, cash equivalents and restricted cash	(7,175)	13,904
Cash, cash equivalents and restricted cash, ending balances	$43,049	$39,817
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$7,505	$9,497
Cash paid for interest	$1,689	$1,762